Exhibit 10.30

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Mark Kaufmann (“Executive”) and Ardelyx, Inc. (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A. Executive currently serves as the Company’s Chief Financial Officer.

B. Executive and the Company entered into an Amended and Restated Change in Control Severance Agreement effective as of June 6, 2014  (the “Severance Agreement”) pursuant to which Executive is eligible for certain severance benefits in the event of a covered termination and Executive’s satisfaction of certain continuing obligations to the Company.

C. Executive’s employment with the Company and status as an officer and employee of the Company, will end effective upon the Resignation Date (as defined below).

D. Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Resignation Date.  The Company and Executive acknowledge and agree that Executive’s status as an officer and employee of the Company will end effective as of the earliest of (a) the later of (i) March 13, 2020 or (ii) the date that is five (5) business days following the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended 2019 (such later date, the “Planned Resignation Date”), (b) the date Executive takes any action that constitutes “Cause” under the Severance Agreement and (c) the date Executive voluntarily resigns from the Company  (such earliest date, the “Resignation Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as reasonably necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company; provided that such documents shall not be inconsistent with any of the terms of this Agreement. From the Effective Date through the Resignation Date, Executive’s employment with the Company shall continue in effect, and Executive shall enjoy the same salary, benefits and other compensation terms as in effect on the Effective Date.

2. Severance Payments and Benefits. The Company hereby agrees, subject to (a) (i) the Resignation Date occurring on or after the Planned Resignation Date or (ii) Executive’s involuntary termination of employment by the Company without Cause (as defined in the Severance Agreement) prior to the Planned Resignation Date, (b) Executive diligently and professionally executing his responsibilities under this Agreement, (c) Executive delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) on or within twenty-one (21) days following the Resignation Date, Executive not revoking the Release of Claims within the seven (7)-day period following his execution of the Release of Claims (the “Revocation Period”), and (d) Executive’s performance of his continuing obligations under Section 8 below and otherwise pursuant to this Agreement and the Proprietary Information and Inventions Assignment Agreement entered into between Executive and the Company, as of August 15, 2011 (the “Confidential Information Agreement”), to provide the payments and benefits set forth in this Section 2.

(a) Severance Payments.  Within five (5) business days following the end of the Revocation Period, the Company shall make a lump sum cash payment to Executive in an amount equal to $300,000 (the “Severance Payment”). The Severance Payment shall be subject to authorized payroll deductions and required tax withholding.

(b)  COBRA Reimbursement. Provided that Executive timely elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law

(collectively referred to as “COBRA”), the Company will pay COBRA premiums otherwise required to be paid by Executive through the earlier of (i) the first anniversary of the Resignation Date,  or (ii) the date upon which Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s).  Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover Executive under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 2(b), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance the provisions of COBRA.

(c) Performance Restricted Stock Unit.  Notwithstanding Executive’s termination of employment, the performance restricted stock unit award granted to Executive by the Company on July 26, 2018, for 100,000 shares of the Company’s Common Stock (the “PRSU Award”), shall vest, and the underlying shares of the Company Common Stock shall be issued, in the event that, on or prior to December 31, 2020, the Board of Directors of the Company, or its Compensation Committee, certifies that the Food & Drug Administration has accepted for filing the Company’s New Drug Application for the tenapanor for the treatment of hyperphosphatemia. Other than as altered by this Agreement, the PRSU Award shall at all times remain subject in all respects to the terms and conditions of the applicable restricted stock unit award agreement between Executive and the Company (the “RSU Award Agreement”) and the Company’s applicable equity incentive plan. For the avoidance of doubt, the PRSU Award, to the extent unvested, shall terminate in accordance with the RSU Award Agreement on January 1, 2021.

3.  2019 Bonus; Final Paycheck; Payment of Accrued Wages and Expenses.

(a) 2019 Bonus.  Regardless of the date of Executive’s termination of employment, Executive shall be paid the 2019 bonus awarded him by the Board of Directors, or the appropriate committee thereof, which shall be determined in the manner consistent with that of all executives of the Company.  Executive shall remain eligible for his 2019 bonus in accordance with its terms irrespective of whether Executive executes this Agreement or a Release of Claims.

(b)  Final Paycheck. On, or as soon as administratively practicable following, the Resignation Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation or other paid time off earned through the Resignation Date, subject to standard payroll deductions and required withholding. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims.

(c)  Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Resignation Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, including, without limitation, expenses incurred pursuant to Executive’s services as a director of any of the Company’s subsidiaries. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims.

(d)  Equity Awards.  Other than with respect to the PRSU Award discussed in Section 2(c) and other than acceleration of vesting of equity awards that may occur pursuant to the terms of Section 5 below, all unvested shares subject to equity awards held by Executive on the Resignation Date shall terminate and be forfeited as of the Resignation Date.  If Executive desires to exercise any stock option that is vested as of the Resignation Date, Executive must follow the procedures set forth in the applicable stock option agreement applicable to the vested option (each an “Option Agreement”), including payment of the exercise price and any tax withholding obligations.  If by the expiration dates set forth in the applicable Option Agreement, the Company has not received a duly executed notice of exercise and remuneration in accordance with Executive’s Option Agreement, the vested option subject thereto shall automatically terminate for no consideration and be of no further effect.

5. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof; provided, however, that notwithstanding the foregoing, if the

Company experiences a Change in Control (as defined in the Severance Agreement) prior to the 3-month anniversary of the Resignation Date, then (i) each outstanding equity award, including, without limitation, each stock option and restricted stock award, held by Executive as of the Resignation Date shall, as of the later of (a) the Resignation Date or (b) the date of the Change in Control, automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the shares subject thereto, (ii) to the extent vested after giving effect to the acceleration provided in (i) above, each stock option held by Executive shall remain exercisable until the earlier of the original expiration date for such stock option or the first anniversary of the Resignation Date, and (iii) Executive shall be entitled to receive an additional $100,000 in severance, payable in a lump sum within thirty (30) days following the closing of the Change in Control and subject to authorized payroll deductions and required tax withholding.  Executive further acknowledges that, other than the Confidential Information Agreement, the RSU Award Agreement and the Option Agreements, and except as provided in the preceding sentence, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Severance Agreement and any offer letter, or employment agreement, and each such agreement other than the RSU Award Agreement, the  Option Agreements and the Confidential Information Agreement shall be deemed terminated and of no further effect as of the Resignation Date.

6. Executive’s Release of the Company. Executive agrees that the consideration set forth in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;

(vii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, the RSU Award Agreement or the Option Agreements. This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code Section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, and Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that Executive may have as a shareholder of the Company or for benefits under any benefit plan or to participation in any such plan pursuant to the terms thereof or applicable law.

(c) Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7. Non-Disparagement; Transfer of Company Property. Executive further agrees that:

(a) Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b) Transfer of Company Property. On or before the Resignation Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at such date.

8. Confidentiality; Non-Solicitation.

(a) Confidentiality.

(i) While Executive is employed by the Company,  and thereafter, Executive shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). On the Resignation Date, all Confidential Information in Executive’s possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (a) was publicly known at the time of disclosure to Executive, or (b) becomes publicly known or available thereafter other than by any means in violation of this Agreement, the Confidential Information Agreement or any other duty owed to the Company by any person or entity.   For purposes of this Agreement, the term “Confidential Information” shall mean information, technical data, know-how or trade secrets disclosed to Executive or known by Executive as a consequence of or through his or her relationship with the Company, relating to research, products, developments, inventions, processes, techniques, chemical structures, finances, business plans or regulatory strategies of the Company and its affiliates. In addition, for the avoidance of doubt, Executive shall continue to be subject to the Confidential Information Agreement.

(ii) For the avoidance of doubt, nothing in this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Executive may not disclose information of the Company or any of its affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that he has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (A) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (B) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(b) Non-Solicitation. In addition to each Executive’s obligations under the Confidential Information Agreement, Executive shall not for a period of two (2) years following Executive’s termination of employment for any reason, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 8(b). Executive also agrees not to harass or disparage the Company or its employees, clients, directors or agents or divert or attempt to divert any actual or potential business of the Company. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 8(b) is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

9. Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, and (b) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, and (c) he has received the Company’s Insider Trading Compliance Policy and agrees to continue to abide by all applicable terms therein, including specifically, Section IV (C) which states, “With the exception of the preclearance requirement, the insider trading laws continue to apply to all transactions in the Company’s securities even after termination of service of service to the Company. If an individual is in the possession of material non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material.”

10. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

12. Miscellaneous. This Agreement, together with the Confidential Information Agreement, the RSU Award Agreement, the Option Agreements and the form of General Release of Claims attached as Exhibit A hereto comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including without limitation, the Severance Agreement. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

14. Maintaining Confidential Information. Executive reaffirms his obligations under the Confidential Information Agreement. Executive acknowledges and agrees that the payments and benefits provided in Sections 2 and 4 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidential Information Agreement.

15. Executive’s Cooperation. Executive further agrees that:

(a) Transition. From the Effective Date through the Resignation Date, Executive shall continue to provide full-time services to the Company, shall continue to fully discharge all duties of the position of the Chief Financial Officer in a diligent and professional manner, and shall cooperate with the Company in the preparation and presentation of public statements regarding Executive’s planned departure from the Company.

(b) Investigations. After the Resignation Date, Executive shall use reasonable efforts to cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment, consulting or other work, and the Company shall pay, upon invoicing by Executive, all reasonably incurred fees for his time in so cooperating (which shall not exceed one thousand dollars ($1,000) per eight hour day), and reimburse Executive for his actual, reasonable, out-of-pocket expenses (including without limitation, any and all reasonable attorney’s fees and costs) incurred in connection with providing any such cooperation.

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: 11/25/2019
/Mark Kaufmann/
Mark Kaufmann

ARDELYX, INC.
DATED: 11/25/2019
	By:	/Mike Raab/
Mike Raab, President & CEO

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of             , between Mark Kaufmann (“Executive”) and Ardelyx, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 1(c), below.

1. Executive’s Release of the Company.

(a) Executive, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation:

(i) any and all claims relating to or arising from Executive’s employment relationship with Company and the termination of that relationship;

(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

(iv) any and all claims for violation of the federal or any state constitution;

(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vi) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Transition and Separation Agreement entered into between the Parties as of [________], 2019 (the “Transition and Separation Agreement”);

(vii) any claim for breach of contract or breach of the implied covenant of good faith and fair dealing;

(viii) any and all claims for attorneys’ fees and costs.

(b) Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Transition and Separation Agreement or the Option Agreements (as defined in the Transition and Separation Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code Section 2802 regarding indemnity for necessary expenditures or losses by Executive) any other indemnification, defense, or hold-harmless rights Executive may have, and Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release his right to obtain damages for any such claims. This release does not release claims or rights that Executive may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.

(c) Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has twenty-one (21) days within which to consider this Release; (c) he has seven (7) days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired and Executive will not receive the severance and other benefits provided by Section 2 of the Transition and Separation Agreement unless and until the revocation period has expired; and (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release and returns it to the Company’s General Counsel in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Executive must contact the Company’s General Counsel by email at egrammer@ardelyx.com no later than 5 p.m. on the 7th day following Executive’s signature of this Release.

(d) California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

2. Executive Representations. Executive represents and warrants that:

(a) To Executive’s knowledge, Executive has returned to the Company all Company property in Executive’s possession and if he discovers additional Company property in his possession he will promptly return it to the Company;

(b) Except as Executive has informed the Company in writing, Executive is not owed wages, commissions, bonuses or other compensation, other than any payments that become due under Sections 3 and 4(b) of the Transition and Separation Agreement;

(c) During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;

(d) From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

(e) Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future with respect to any claims released hereby, except as specifically allowed by this Release.

3. Continuing Obligations. Executive reaffirms his obligations under the Transition and Separation Agreement and under the Confidential Information Agreement (as defined in the Transition and Separation Agreement).

4. Cooperation with the Company. Executive reaffirms his obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.

5. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

6. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7. Integration Clause. This Release and the Transition and Separation Agreement, the Confidential Information Agreement, the RSU Award Agreement and the Option Agreements contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written, including without limitation, the Severance Agreement. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the President & Chief Executive Officer of the Company.

8. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.

9. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	ARDELYX, INC.

Mark Kaufmann	By: Mike Raab
Title: President & CEO

Date:	Date: